Exhibit 99.1

PRESS RELEASE

	Contacts:	Don R. Madison, CFO
FOR IMMEDIATE RELEASE		Powell Industries, Inc.
713-947-4422

POWELL INDUSTRIES ANNOUNCES FISCAL 2014

FIRST QUARTER RESULTS

Reports net income of $0.68 per diluted share

HOUSTON — FEBRUARY 4, 2014 — Powell Industries, Inc. (NASDAQ: POWL) (“Powell”), a leading supplier of custom engineered solutions for the distribution and control of electrical energy, today announced results for the fiscal 2014 first quarter ended December 31, 2013.

Revenues for the first quarter of fiscal 2014 were $171.9 million compared to revenues of $146.9 million for the first quarter of fiscal 2013. Net income for the first quarter of fiscal 2014 was $8.3 million or $0.68 per diluted share, compared to net income of $7.4 million, or $0.62 per diluted share, in the first quarter of fiscal 2013. On January 15, 2014, subsequent to the first quarter of fiscal 2014, Powell closed the sale of its subsidiary, Transdyn, Inc. and has recorded the first quarter results of Transdyn as discontinued operations. Net income from continuing operations for the first quarter was $7.3 million or $0.60 per diluted share.

Michael A. Lucas, President and Chief Executive Officer, stated, “We are pleased to begin the year with a solid first quarter, with healthy revenue growth and order rates continuing at the pace of recent quarters. During the first quarter, we received orders for several smaller petrochemical projects, and indications point to larger project awards occurring later this year. Activity in the Canadian market continues to be strong, and orders for the first quarter were ahead of our expectations as we began to see the initial results from the investments we made in Canada. We continue to see opportunities in the oil and gas market, particularly in pipeline, petrochemical and LNG projects.

“Although we sold our intelligent transportation business, we retained key strategic elements that will continue to support our customers with electrical power management and industrial control solutions. None of the changes announced this quarter alters our expectations for fiscal 2014 or our positive market view.”

New orders from continuing operations in the fiscal 2014 first quarter were $192 million compared to $196 million in the fourth quarter of fiscal 2013 and compared to $251 million in the first quarter of fiscal 2013. The Company’s backlog for continuing operations as of December 31, 2013 was $455 million compared to $438 million as of September 30, 2013 and compared to $469 million at the end of last year’s first quarter.

On December 30, 2013, Powell amended a supply agreement with one of its major customers, which resulted in a deferred credit of $5.2 million, net of tax, which will be recognized over the four year life of the amended agreement, which began January 1, 2014.

On January 15, 2014, subsequent to the first quarter of fiscal 2014, Powell closed the sale of its subsidiary, Transdyn, Inc. to Kapsch TrafficCom, a global provider of electronic toll collection systems, for a price of $16 million subject to post-closing working capital adjustments. Transdyn had been reported in Powell’s Process Control Systems business segment. Powell retained important strategic operations from its Process Control Systems business segment that serve the key markets of oil and gas, industrial, utility and traction power, and these operations have been integrated into the Electrical Power Products segment.

OUTLOOK

The following statements are based on the current expectations of the Company for its continuing operations. These statements are forward-looking, and actual results may differ materially as further elaborated in the last paragraph below.

Based on its backlog and current business conditions, Powell Industries continues to expect full year fiscal 2014 revenues from continuing operations to range between $700 million and $750 million. Fiscal year 2014 earnings guidance from continuing operations has increased to a range of $2.85 to $3.35 per diluted share from the previous guidance of $2.75 to $3.25 per diluted share. This earnings guidance includes the current year amortization of the deferred credit related to Powell’s amended supply agreement of $0.08 per diluted share and excludes the discontinued operations of Transdyn, Inc. and the associated gain from the sale of the business that will be recorded in the fiscal 2014 second quarter.

CONFERENCE CALL

Powell Industries has scheduled a conference call for Wednesday, February 5, 2014 at 11:00 a.m. eastern time. To participate in the conference call, dial 480-629-9771 at least 10 minutes before the call begins and ask for the Powell Industries conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until February 12, 2014. To access the replay, dial 303-590-3030 using a passcode of 4663343#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting powellind.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call and will remain available for approximately 90 days at powellind.com.

Powell Industries, Inc., headquartered in Houston, engineers packaged solutions and systems for the control, distribution and management of electrical energy. Powell markets include large industrial customers such as utilities, oil and gas producers, refineries, petrochemical plants, pulp and paper producers, mining operations and commuter railways. For more information, please visit powellind.com.

Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties in that actual results may differ materially from those projected in the forward-looking statements. In the course of operations, we are subject to certain risk factors, competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.

POWELL INDUSTRIES, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended December 31,
	2013	2012
(In thousands, except per share data)	(Unaudited)
Revenues	$171,872	$146,858
Cost of goods sold	136,714	114,456

Gross profit	35,158	32,402
Selling, general and administrative expenses	21,632	19,686
Research and development expenses	1,839	1,714
Amortization of intangible assets	416	415

Operating income	11,271	10,587
Interest expense	69	61
Interest income	(3)	(19)

Income before income taxes	11,205	10,545
Income tax provision	3,937	3,425

Income from continuing operations	7,268	7,120
Income from discontinued operations, net of tax of $502 and $144	987	265

Net income	$8,255	$7,385

Earnings per share:
Continuing operations	$0.61	$0.60
Discontinued operations	0.08	0.02

Basic earnings per share	$0.69	$0.62

Continuing operations	$0.60	$0.60
Discontinued operations	0.08	0.02

Diluted earnings per share	$0.68	$0.62

Weighted average shares:
Basic	11,994	11,922
Diluted	12,054	12,000
SELECTED FINANCIAL DATA:
Depreciation and Amortization	$2,978	$3,072

Capital Expenditures	$5,764	$13,375

POWELL INDUSTRIES, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2013	2013
(In thousands)	(Unaudited)
Assets:
Current assets	$323,666	$341,931
Current assets held for sale	20,903	15,409
Property, plant and equipment (net)	146,272	144,495
Long-term assets	28,606	28,924
Long-term assets held for sale	155	144

Total assets	$519,602	$530,903

Liabilities & equity:
Current liabilities	$127,173	$150,215
Current liabilities held for sale	19,006	17,848
Long-term debt and capital lease obligations, net of current maturities	2,800	3,200
Deferred and other long-term liabilities	10,876	4,210
Long-term liabilities held for sale	191	204
Stockholders’ equity	359,556	355,226

Total liabilities and stockholders’ equity	$519,602	$530,903

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